AMERICAN CENTURY MUTUAL FUNDS, INC.

                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         1. This Certificate of Correction is filed to correct typographical errors in the Corporation's Articles Supplementary.

         2. Said Articles Supplementary were filed by the Corporation on December 2, 1997.

         3. The Article requiring correction as previously filed is as follows:


         FOURTH: Pursuant to authority expressly vested in the Board of Directors by Section 2-605(a)(4) of the Maryland General Corporation Law and by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article THIRD above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the thirteen (13) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                                                    Aggregate
Series Name                                             Class Name             No. of Shares        Par Value
-----------                                             ----------             -------------        ---------
American Century - Twentieth Century
     Growth Fund                                        Investor                 500,000,000       $5,000,000
                                                        Institutional             80,000,000          800,000
                                                        Service                  210,000,000        2,100,000
                                                        Advisor                  210,000,000        2,100,000
American Century - Twentieth Century
     Select Fund                                        Investor                 250,000,000        2,500,000
                                                        Institutional             41,000,000          410,000
                                                        Service                  105,000,000        1,050,000
                                                        Advisor                  105,000,000        1,050,000
American Century - Twentieth Century
     Ultra Fund                                         Investor                 750,000,000        7,500,000
                                                        Institutional            125,000,000        1,250,000
                                                        Service                  312,500,000        3,125,000
                                                        Advisor                  312,500,000        3,125,000



                                                                                                  Aggregate Par
Series Name                                             Class Name             No. of Shares          Value
-----------                                             ----------             -------------          -----
American Century - Twentieth Century
     Vista Fund                                         Investor                 500,000,000        5,000,000
                                                        Institutional             80,000,000          800,000
                                                        Service                  210,000,000        2,100,000
                                                        Advisor                  210,000,000        2,100,000
American Century - Twentieth Century
     Heritage Fund                                      Investor                 250,000,000        2,500,000
                                                        Institutional             41,000,000          410,000
                                                        Service                  105,000,000        1,050,000
                                                        Advisor                  105,000,000        1,050,000
American Century - Twentieth Century
     Giftrust                                           Investor                 200,000,000        2,000,000

American Century Balanced Fund                          Investor                 100,000,000        1,000,000
                                                        Institutional             16,000,000          160,000
                                                        Service                   50,000,000          500,000
                                                        Advisor                                       500,000
American Century - Benham Cash Reserve
     Fund                                               Investor               2,000,000,000       20,000,000
                                                        Service                1,000,000,000       10,000,000
                                                        Advisor                1,000,000,000       10,000,000

American Century - Benham Bond Fund                     Investor                 100,000,000        1,000,000
                                                        Service                   50,000,000          500,000
                                                        Advisor                   50,000,000          500,000
American Century - Benham Limited-Term
     Bond Fund                                          Investor                 100,000,000        1,000,000
                                                        Service                   50,000,000          500,000
                                                        Advisor                   50,000,000          500,000
American Century - Benham Intermediate-
     Term Bond Fund                                     Investor                 100,000,000        1,000,000
                                                        Service                   50,000,000          500,000
                                                        Advisor                   50,000,000          500,000
American Century - Twentieth Century
     New Opportunities Fund                             Investor                 100,000,000        1,000,000

American Century - Benham High Yield
     Fund                                               Investor                 100,000,000        1,000,000
                                                        Advisor                  100,000,000        1,000,000


         4. The Class, No. of Shares and Aggregate Par Value for three Series listed in the above Article are hereby corrected to read as follows:

                                                                                                 Aggregate Par
Series Name                                             Class Name             No. of Shares         Value
-----------                                             ----------             -------------         -----
American Century - Twentieth Century
     Select Fund                                        Service                  104,000,000       $1,040,000

American Century - Twentieth Century
     Heritage Fund                                      Service                  104,000,000        1,040,000

American Century Balanced Fund                          Service                   34,000,000          340,000
                                                        Advisor                   50,000,000          500,000


         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused this Certificate of Correction to the Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 18th day of December, 1997.

                                            AMERICAN CENTURY MUTUAL
ATTEST:                                     FUNDS, INC.


/s/ Charles A. Etherington                  By: /s/ Patrick A. Looby
Name:   Charles A. Etherington              Name:   Patrick A. Looby
Title:  Assistant Secretary                 Title:  Vice President


         THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Certificate of Correction to the Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



Dated:  December 18, 1997                            /s/ Patrick A. Looby
                                                     Patrick A. Looby
                                                     Vice President